For more information, please contact:
                                                                  David W. Kloos
                                                         Chief Financial Officer
                                                                  (303) 595-9898
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              MATRIX BANCORP ANNOUNCES THE CLOSING OF THE SALE OF
                     MATRIX CAPITAL BANK BRANCH IN SUN CITY

November 1, 2004

Denver, Colorado . Matrix Bancorp, Inc. (NASDAQ: MTXC) (the "Company") today announced the closing of the sale of Matrix Capital Bank's retail branch in Sun City, Arizona. The sale closed November 1, 2004. The sale included approximately $100 million of deposits and one mortgage loan, as well as the real estate associated with the branch. The sale will allow the Company to reduce costs associated with the operations of the retail branch locations, and allow the Company to focus on pursuing additional institutional depository relationships. The sale is not anticipated to significantly impact the operations or liquidity of Matrix Capital Bank or the Company.

                           Forward-Looking Statements

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "predict," "believe," "plan," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this press release could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to the ongoing or future bankruptcies of the Company's customers; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; government regulation; possible future litigation; the actions or inactions of third parties, and actions or inactions of those that are parties to the existing or future bankruptcies of the Company's customers or litigation related thereto; unanticipated developments in connection with the bankruptcy actions or litigation described above, including judicial variation from existing legal precedent and the decision by one or more parties to appeal decisions rendered; the risks and uncertainties discussed elsewhere in the annual report and in the Company's current report on Form 8-K, filed with the Securities and Exchange Commission on March 14, 2001; and the uncertainties set forth from time to time in the Company's periodic reports, filings and other public statements.